ASSIGNMENT AND AMENDMENT NO. 1 TO NOTE AGREEMENT

      This Assignment and Amendment No. 1 to Note Agreement (the "Assignment"), dated as of January 22, 2007, among FTS Group, Inc., a Nevada corporation (the "Company" and/or "Payor"), Richard E. Miller (the "Assignor"), and the parties identified on Schedule A hereto (each a "Assignee", and collectively "Assignees" and/or "Payees").

      WHEREAS, in connection with a Stock Purchase Agreement between Assignor and the Company dated January 3, 2006, the Company issued to Assignor a self-liquidating Promissory Note in the principal amount of $3,500,000 ("Note") secured by 10,000 common shares of See World Satellites Inc., pursuant to the terms of a Stock Escrow Agreement dated January 3, 2006 and subject to Section 2.1(D) below ("SWE Shares"); and

      WHEREAS, the Assignor desires to assign $1,000,000 worth of his ownership interest in the Note to Assignees, and the Assignees desire to purchase $1,000,000 worth of ownership interest in the Note from the Assignor on the terms set forth in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

      1.1 The Closing. Subject to the terms and conditions set forth in this Agreement, Assignor shall sell to Assignees its ownership interest in $1,000,000 principal amount of the Note and the Assignees shall purchase from the Assignor the $1,000,000 ownership interest in the Note for a purchase price of $1,000,000 ("Purchase Price"). Payment may be made by wire transfer. The closing of the Assignment (the "Closing") shall take place at the offices of Grushko & Mittman, P.C., immediately following the execution hereof or such later date as the parties shall agree pursuant to the terms of an Escrow Agreement to be executed by the parties. The date of the Closing is hereinafter referred to as the "Closing Date."

                                   ARTICLE II
            AMENDMENT OF TERMS OF ASSIGNED PORTION OF PURCHASED NOTE

      2.1 The terms of the assigned portion of the Note shall be amended as follows:

            (A) Article I - Payment Terms; Term of the Loan. Commencing on the third (3rd) day of May, 2007 (the "First Payment Date") and continuing monthly thereafter, a total of six (6) equal payments each in the sum of Eighty-Three Thousand Dollars ($83,000) and monthly thereafter a total of six (6) equal payments each in the sum of One Hundred and Sixteen Thousand Five Hundred Dollars ($116,500) (the "Installments").

            (B) Article II - Interest, shall be amended and restated in its entirety as follows: "The Note shall bear interest at a rate of twenty percent (20%) or Two Hundred Thousand Dollars ($200,000) which shall be paid in the form of an original issue discount to the Note."

            (C) Article VII, shall be amended and restated in its entirety as follows: "This Note evidences the amount payable by Payor hereunder. This Note is secured by and entitled to the benefits of its pro-rata portion of 10,000 common shares of See World Satellites Inc. deposited with the escrow agent pursuant to the terms of the Escrow Agreement.

            (D) Upon full satisfaction and payment of an aggregate of $600,000 of the Note principal, the SWE Shares will be released from escrow and returned to the Company.

            (E) In the event the Company does not make a payment within three business days after the payment due date, the Holder will have the option at any time, to convert any portion or the entire missed payment amount into shares of common stock at a 15% discount to market calculated as 85% of the closing bid price on the day Holder notifies the Company of its intent to convert the payment in shares of the Company's Common Stock ("Shares") pursuant to this
Section 2.1(E). Holder will notify the Company in writing of their intent to convert pursuant to this clause. The Company will be obligated to deliver the shares as directed in writing by the Holder within three business days. The shares issued pursuant to this clause shall not have registration rights.

      2.2 All other terms of the Note shall remain in full force and effect.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations, Covenants and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Assignee:

            (A) Authorization; Enforcement. Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by such Assignor and the consummation by them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the company and no further action is required by the company. Each of the documents contemplated by this transaction has been duly executed by Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

            (B) Ownership. Assignor own and is conveying to Assignees all of its rights, title and interests to the assigned portion of the Note, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the $1,000,000 transferred portion of the Note shall vest in Assignees free of all liens and other charges.

            (C) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor's properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor's properties or assets may be bound which would have a material adverse effect upon Assignor.

            (D) In connection with Section 2.1(E) above, Company shall provide a legal opinion from its counsel representing that the holding period of Assignees shall tack to the holding period of Assignor and that as of January 3, 2006, the Shares will have fully aged for one year for purposes of Rule 144(d)(1).

      3.2 Representations and Warranties of Assignees. Each Assignee represents and warrants to Assignor as follows:

            (A) Due Diligence. Each Assignee acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence.

            (B) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by each of the Assignee, nor the consummation by each of the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to each of the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to each of the Assignee or any of his properties or assets, the violation of which would have a material adverse effect upon each of the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which each of the Assignee is a party or by which each of the Assignee or any of his respective properties or assets may be bound which would have a material adverse effect upon each of the Assignee.

            (D) The Assignee (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Assignee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Assignee; and (iv) is in a financial position to hold the Note for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company.

            (E) The Assignee is acquiring the Note for investment for the Assignee's own account and not with a view to, or for resale in connection with, any distribution thereof.

            (F) The Assignee understands that the Restricted Shares have not been registered under applicable state or federal securities laws, and is purchasing the Note and Restricted Shares pursuant to an exemption from the registration requirements of the Securities Act.

      3.3 Representations and Warranties of the Company. The Company represents and warrants to the parties as follows:

            (A) Neither the issuance of the Restricted Shares and Shares nor the performance of the Company's obligations under this Assignment and all other agreements entered into by the Company relating thereto by the Company will (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect; (ii) result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its Affiliates except as described herein; or (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor (iv) result in the acceleration of the due date of any obligation of the Company..

            (B) The Restricted Shares and Shares issuable pursuant to Section 2.1(E) herein , upon issuance (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares, the Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted);
(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; (iv) will not subject the holders thereof to personal liability by reason of being such holders; and (v) will not result in a violation of Section 5 under the 1933 Act.

                                   ARTICLE IV
                                RESTRICTED SHARES

      4.1 Restricted Shares. As further consideration, the Company shall deliver to Assignees, an aggregate of 15,000,000 $0.001 par value common stock of the Company ("Restricted Shares") in the amounts identified on Schedule A hereto. In the event the issuance of the Restricted Shares will result in the invalidation of any provision of Section 3.3 of this Assignment, then this issuance of such Restricted Shares is cancelled nunc pro tunc and the Company will issue in lieu thereof a promissory note in an amount to be determined based on a per share value of the highest closing price of the Company's common stock between the date it becomes necessary to issue the promissory note and the actual issue date of the promissory note. If, at any time prior to January 19, 2008, the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of any class of its equity securities, other than on Form S-8 or Form S-4, then the Company shall give written notice of such proposed filing to the Holder, as soon as practicable, but no later than 20 business days, before the anticipated filing date. Such notice shall offer the Holder the opportunity to register such number of shares of Restricted Stock as the Holder may request. Should the Holder desire to have Restricted Shares included in such registration statement, he shall so advise the Company in writing, setting forth the number of shares of Restricted Stock for which registration is requested. If the Holder elects to include less than the full amount of Restricted Stock, then the registration rights will continue to apply to any remaining amounts of Restricted Stock. This grant of registration rights is conditioned upon Holder providing such information as is reasonably required in order to cause such registration statement to become effective.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

      5.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      5.4 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

      5.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      5.6 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

      5.7  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      5.8 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      5.9 Legal Fees. In connection with this transaction, legal fees of $10,000 shall be payable by the Company to Grushko & Mittman, P.C.

      5.10 Due Diligence Fees. A Due Diligence Fee of $25,000 shall be payable to the parties identified on Schedule A hereto.

      5.11 Capitalized Terms. Unless otherwise defined, all capitalized terms used herein shall have the meanings as defined in the Promissory Note, Stock Purchase Agreement and Stock Escrow Agreement.

      5.12 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment No. 1 to Note Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        ASSIGNOR: RICHARD E. MILLER


                                        ________________________________________


                                   ASSIGNEES:

____________________________________    ________________________________________
ALPHA CAPITAL ANSTALT                   PLATINUM LONG TERM GROWTH V

____________________________________    ________________________________________
ELLIS INTERNATIONAL LTD.                WHALEHAVEN CAPITAL FUND LIMITED


                                 ACKNOWLEDGEMENT

      FTS Group, Inc., a Nevada corporation (the "Company") acknowledges the foregoing Assignment and Amendment No. 1 to Note Agreement dated January ___, 2007 and consents to the assignment and sale of the Note by Richard E. Miller ("Assignor") to the parties identified on Schedule A to the Assignment (collectively, "Assignees"). The Company hereby agrees to reasonably cooperate with Assignor and Assignees to fulfill the objective of the Assignment and further recognizes that, following written notice from the Escrow Agent of the full performance by the parties under the terms of that certain Funds Escrow Agreement dated as of the date hereto, Assignees shall be deemed as successors to the Assignor as to all rights pertinent to the $1,000,000 assigned portion of the Note and 10,000 SWE Shares pursuant to the terms of that certain Stock Purchase Agreement and Stock Escrow Agreement dated January 3, 2006. The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the Note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.

                                        FTS GROUP, INC.


                                        By: ____________________________________
                                            Scott Gallagher, President and CEO

                                   SCHEDULE A

-----------------------------------------------------------------------------------------
ASSIGNEES                             PURCHASE PRICE     PRINCIPAL AMOUNT       SHARES
                                                         OF NOTE
-----------------------------------------------------------------------------------------
ALPHA CAPITAL ANSTALT                 $  325,000.00      $  390,000.00          4,875,000
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
-----------------------------------------------------------------------------------------
PLATINUM LONG TERM GROWTH V           $  325,000.00      $  390,000.00          4,875,000
152 West 57th Street, 54th Floor
New York, NY 10019
Fax: (212)
-----------------------------------------------------------------------------------------
ELLIS INTERNATIONAL LTD               $  150,000.00      $  180,000.00          2,250,000
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama
Fax: (516) 887-8990
-----------------------------------------------------------------------------------------
WHALEHAVEN CAPITAL FUND LIMITED       $  200,000.00      $  240,000.00          3,000,000
c/o FWS Capital Ltd.
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 295-5262
-----------------------------------------------------------------------------------------
TOTAL                                 $1,000,000.00      $1,200,000.00         15,000,000
-----------------------------------------------------------------------------------------